UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2012

PennyMac Mortgage Investment Trust

 (Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2012, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Mortgage Investment Trust Holdings I, LLC (“PMITH”), entered into amendments to (i) its master repurchase agreement, dated November 2, 2010, by and among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) and PMC, the Company and PennyMac Operating Partnership, L.P. (the “Operating Partnership”) (the “PMC Repurchase Agreement”), and (ii) its master repurchase agreement, dated March 29, 2012, by and among CSFB and PMITH, the Company and the Operating Partnership (the “PMITH Repurchase Agreement”).  The PMC Repurchase Agreement and the PMITH Repurchase Agreement are each referred to herein as a “Repurchase Agreement” and collectively as the “Repurchase Agreements.”

Pursuant to the terms of the Repurchase Agreements, PMC or PMITH, as applicable, may sell, and later repurchase, newly originated mortgage loans.  The PMC Repurchase Agreement is used to fund newly originated mortgage loans that are purchased from correspondent lenders by PMC and held for sale and/or securitization. The PMITH Repurchase Agreement is used to fund newly originated mortgage loans that have been purchased by PMC from correspondent lenders and pledged by PMC to PMITH pending sale and/or securitization by PMC. The principal amount paid by CSFB for each eligible mortgage loan under each Repurchase Agreement is based on a percentage of the lesser of the market value or the unpaid principal balance of such mortgage loan. Upon the repurchase of a mortgage loan, PMC or PMITH, as applicable, is required to repay CSFB the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on CSFB’s cost of funds plus a margin) to the date of such repurchase.

The obligations of PMC and PMITH, as applicable, are fully guaranteed by the Company and the Operating Partnership. The mortgage loans are serviced by an affiliate of the Company, PennyMac Loan Services, LLC, pursuant to the terms of the applicable Repurchase Agreement.  Other material terms of the PMC Repurchase Agreement and related guaranty are described more fully in Item 5 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2010, and other material terms of the PMITH Repurchase Agreement and related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on April 4, 2012.

Under the terms of the amendments, the maximum aggregate purchase price provided for in each Repurchase Agreement was increased from $300 million to $400 million, the available amount of which is reduced under such Repurchase Agreement by any outstanding repurchase amounts under the other Repurchase Agreement.  The amendments are effective until October 10, 2012, at which time the amendments will expire and the maximum aggregate purchase price under each Repurchase Agreement will revert back to $300 million, the available amount of which is reduced under such Repurchase Agreement by any outstanding repurchase amounts under the other Repurchase Agreement.  All other terms and conditions of the Repurchase Agreements and the related guaranties remain the same in all material respects.

The foregoing description of the amendment to the PMC Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.1, and the full text of the PMC Repurchase Agreement and the related guaranty, which were filed as Exhibits 10.13 and 10.14, respectively, to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2010, and any amendments to the PMC Repurchase Agreement filed thereafter.

The foregoing description of the amendment to the PMITH Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.2, and the full text of the PMITH Repurchase Agreement and the related guaranty, which were filed as Exhibits 1.1 and 1.2, respectively, to the Company’s Current Report on Form 8-K filed on April 4, 2012, and any amendments to the PMITH Repurchase Agreement filed thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Amendment Number Eight to Master Repurchase Agreement, dated as of September 26, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

1.2

Amendment Number Two to Master Repurchase Agreement, dated as of September 26, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Mortgage Investment Trust Holdings I, LLC, PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: October 1, 2012	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Amendment Number Eight to Master Repurchase Agreement, dated as of September 26, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

1.2

Amendment Number Two to Master Repurchase Agreement, dated as of September 26, 2012, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Mortgage Investment Trust Holdings I, LLC, PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.